Exhibit 10.29

 PATENT ASSIGNMENT

WHEREAS, AWG International, Inc., a Nevada corporation, ("Assignor") owns all right, title and interest in and to the following patents, applications and all inventions and technology described thereby (collectively the "Patents"):

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U.S. Patent No. 7,272,947;

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U.S. Patent No. 7,886,557;

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PCT Patent Application No. PCT/US2005/031948; and

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All patents and patent applications throughout the world existing now or in the future, domestic and foreign, that claim priority directly or indirectly to the above-listed U.S. patents and PCT application.

WHEREAS, Keith R. White and Rae T. Anderson, individuals acting in their individual capacity, ("Assignees") are desirous of jointly acquiring the entire right, title and interest in and to the Patents and the inventions and technology described thereby.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1

Assignor hereby assigns and transfers to Assignees the entire right, title and interest in and to the Patents, the inventions and technology described thereby, and any and all divisions, reissues and continuations thereof.

2

The Patents and the inventions and technology described thereby shall be held and enjoyed by Assignees and their successors and assigns, for their exclusive use and benefit as fully and entirely as the same would have been held and enjoyed by Assignor had this assignment not been made.

3

Assignor hereby authorizes and requests all applicable patent offices throughout the world to issue all letters patent on the Patents and the inventions and technology described thereby to Assignees.

4

Assignor agrees to execute all instruments and documents required for the making and prosecution of applications for letters patent on the inventions and technology covered by the Patents, for litigation regarding said letters patent, or for the purpose of protecting title to the inventions and technology described in the Patents and all letters patent related thereto.

PROVINCE OF BRITISH COLUMBIA)

COUNTY OF ~~VANCOUVER~~ WESTMINSTER DB K.W.) ss.

)

On this 17th day of February, 2012, before me, the undersigned, a Notary Public in and for the Province of British Columbia, personally appeared Keith R. White, to me known to be Chief Executive Officer of AWG International, Inc., the party that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said parties, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument.

IN WITNESS WHEREOF I have hereunto set my hand and official seal this day and year first above written.

Dale Sands

Notary Public in and for the Province of British Columbia
residing at Mission, B.C.
Commission Expires: December 31, 2012

A Commissioner for taking Affidavits within the Province of British Columbia

DALE G.R. SANDS
Barrister & Solicitor
#2-32540 Logan Ave.
Mission. B.C. V2V 6G